Exhibit T3D.1

IN THE GRAND COURT OF THE CAYMAN ISLANDS

FINANCIAL SERVICES DIVISION

FSD CAUSE NO: 39 OF 2017 (RMJ)

IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW (2016 REVISION)

AND IN THE MATTER OF MONGOLIAN MINING CORPORATION (IN PROVISIONAL

LIQUIDATION)

[SEAL]

ORDER

UPON THE PETITION dated 17 February 2017 of Mongolian Mining Corporation (in Provisional Liquidation) (the "Company"), acting by Simon Conway of PwC Corporate Finance & Recovery (Cayman) Limited, P.O. Box 258, 18 Forum Lane, Camana Bay, Grand Cayman KY1-1104, Cayman Islands and Christopher So Man Chun of PricewaterhouseCoopers Ltd. (Hong Kong), 22/F Prince's Building, Central, Hong Kong (the "JPLs") in their capacity as joint provisional liquidators of the Company, seeking the sanction of a proposed scheme of arrangement pursuant to section 86 of the Companies Law (2016 Revision) in respect of the Company and the Scheme Creditors (as defined in the Petition)

AND UPON reading the Second Affidavit of Simon Conway sworn on 13 April 2017, the Second Affidavit of Elizabeth Wilson sworn on 20 April 2017, the First Affidavit of Jason Andrew Taylor sworn on 4 April 2017, the First Affidavit of Ben Paul Henshilwood sworn on 5 April 2017, the First Affidavit of Joseph Alexander Speakman sworn on 6 April 2017, the First Affidavit of Khandmaa Zorigt sworn on 10 April 2017 and the respective exhibits thereto

AND UPON hearing counsel for the Company

IT IS HEREBY ORDERED AND DIRECTED THAT:

1.	the Scheme of Arrangement in respect of the Company set out at Schedule 1 hereto (the "Cayman Scheme") be and is hereby sanctioned pursuant to section 86(2) of the Companies Law (2016 Revision); and

2.	the JPLs shall deliver a sealed copy of this Order to the Cayman Islands Registrar of Companies for registration pursuant to section 86(3) of the Companies Law (2016 Revision).

DATED the 24th day of April 2017

FILED the 24th day of April 2017

[SEAL]

/s/ The Honourable Justice McMillan

The Honourable Justice McMillan

JUDGE OF THE GRAND COURT

This ORDER was filed by Walkers, Attorneys-at-Law, of 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands, for the JPLs whose address for service is care of their said Attorneys-at-Law.

Schedule

The Cayman Scheme

See Exhibit T3E.3 Cayman Scheme of Arrangement